                                                                     EXHIBIT 4.1


[ILLEGIBLE]                                               FEDERAL IDENTIFICATION
--------                                                  NO. 04-2240991
Examiner
                       THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

  N/A                        ARTICLES OF AMENDMENT
--------            (GENERAL LAWS, CHAPTER 156B, SECTION 72)
Name
Approved

        We,       Ralph S. Sheridan                              , *President
           ------------------------------------------------------

        and       Jeffrey A. Bernfeld                            , *Clerk
           ------------------------------------------------------

        of        American Science and Engineering, Inc.
           --------------------------------------------------------------------,
                              (Exact name of corporation)

        located at    829 Middlesex Turnpike, Billerica, MA 01821
                  -------------------------------------------------------------,
                         (Street address of corporation in Massachusetts)

        certify that these Articles of Amendment affecting articles numbered:

                   3 and 6
        -----------------------------------------------------------------------
             (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

        of the Articles of Organization were duly adopted at a meeting held on September 26, 1996, by vote of:
        ------------    --

        4,002,882 shares of    Common Stock    of 4,512,907 shares outstanding,
        ---------          -------------------    ---------
                     (type, class & series, if any) As to Amendment to Article 6

        3,613,389 shares of    Common Stock    of 4,512,907 shares outstanding,
        ---------          -------------------    ---------
                     (type, class & series, if any) As to Amendment to Article 3

        and           shares of                    of           shares
            ---------          -------------------    ---------
                     (type, class & series, if any)
        outstanding,

        (1)**being at least a majority of each type, class or series outstanding
  C     and entitled to vote thereon with respect to the Amendment to Article
  P     3./ or (2)**being at least two-thirds of each type, class or series
  M     outstanding and entitled to vote thereon and of each type, class or
 R.A. series of stock whose rights are adversely affected thereby as to the Amendment to Article 6:

        *Delete the inapplicable words.    **Delete the inapplicable clause.
        (1) For amendments adopted pursuant in Chapter 156B, Section 70.
        (2) For amendments adopted pursuant to Chapter 156B, Section 71.
        Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate
  4     8 1/2 x 11 sheets of paper with a left margin of at least 1 inch.
-----   Additions to more than one article may be made on a single sheet so
 .C.     long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is aurhorized to issue, fill in the following:

The total presently authorized is:

---------------------------------------------------------------------------------------------
       WITHOUT PAR VALUE STOCKS                          WITH PAR VALUE STOCKS
----------------------------------------    -------------------------------------------------
   TYPE                 NUMBER OF SHARES    TYPE            NUMBER OF SHARES        PAR VALUE
----------------------------------------    -------------------------------------------------
Common:                                     Common:          8,000,000              $.66 2/3
----------------------------------------    -------------------------------------------------

----------------------------------------    -------------------------------------------------
Preferred:               100,000            Preferred:
----------------------------------------    -------------------------------------------------

---------------------------------------------------------------------------------------------

Change the total authorized to:

---------------------------------------------------------------------------------------------
       WITHOUT PAR VALUE STOCKS                          WITH PAR VALUE STOCKS
----------------------------------------    -------------------------------------------------
   TYPE                 NUMBER OF SHARES    TYPE            NUMBER OF SHARES        PAR VALUE
----------------------------------------    -------------------------------------------------
Common:                                     Common:          20,000,000             $.66 2/3
----------------------------------------    -------------------------------------------------

----------------------------------------    -------------------------------------------------
Preferred:               100,000            Preferred:
----------------------------------------    -------------------------------------------------

---------------------------------------------------------------------------------------------

Article 6 is hereby amended by inserting at the beginning thereof the following:

Elimination of Directors' Personal Liability. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to the date of such amendment or repeal.




The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                                .
                     --------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this   31st   day of  October  , 1996.
                                           ---------       -----------    --

x  /s/ Ralph S. Sheridan                                         , *President
-----------------------------------------------------------------

  /s/  Jeffrey A. Bernfeld
-----------------------------------------------------------------, *Clerk

* Delete the inapplicable words

                       THE COMMONWEALTH OF MASSACHUSETTS
[Date Stamp]
                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

               ==================================================

               I hereby approve the within Articles of Amendment and, the filing fee in the amount of $12,100.00 having been paid, said articles are deemed to have been filed with me this 5th day of November 1996.


               Effective date:
                              -----------------------------------


                           /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth

-----------------------------
      A TRUE COPY ATTEST

  /s/ William Francis Galvin

    WILLIAM FRANCIS GALVIN
SECRETARY OF THE COMMONWEALTH

DATE 3/6/97  CLERK [ILLEGIBLE]
     ------       -----------
-----------------------------

                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                      Jeffrey A. Bernfeld, Esquire
                      American Science and Engineering, Inc.
                      --------------------------------------
                      829 Middlesex Turnpike
                      --------------------------------------
                      Billerica, MA 01821
                      --------------------------------------

                      THE COMMONWEALTH OF MASSACHUSETTS

                             JOHN F. X. DAVOREN

                        Secretary of the Commonwealth

                         STATE HOUSE, BOSTON, MASS.


                            ARTICLES OF AMENDMENT

                   General Laws, Chapter 156B, Section 72

        This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                               ---------------

      We,       Martin Annis                        , President and
                John E. Rogerson                       , Clerk of


                   American Science and Engineering, Inc.
                   --------------------------------------
                            (Name of Corporation)

located at   955 Massachusetts Avenue, Cambridge, Massachusetts
             --------------------------------------------------
do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on March 20, 1973, by vote of

  231,527   shares of     common      out of    414,445    shares outstanding,
-----------           ---------------        -------------
                      (Class of Stock)

-----------           ---------------        -------------
                      (Class of Stock)
-----------           ---------------        -------------
                      (Class of Stock)

     being at least a majority of each class outstanding and entitled to vote thereon:

CROSS OUT

INAPPLICABLE

CLAUSE

VOTED:    To amend the company's Articles of Organization to increase the
----- authorized common stock to 3,000,000 shares, with a par value of $.66 2/3 a share, such amendment to be effective on March 28, 1973.

   1    For amendments adopted pursuant to Chapter 156B, Section 70.

   2    For amendments adopted pursuant to Chapter 156B, Section 71.

NOTE: Amendments for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets shall be on 8 1/2" wide x 11" high paper and must have a left hand margin 1 inch wide for binding. Only one side should be used.

        The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this

        28            day of          March           , in the year 1973.

                     /s/  Martin Annis            President
                         ------------------------

                     /s/  John Rogerson           Clerk
                         ------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


                     I hereby approve the within articles of amendment
                and, the filing fee in the amount of $500.00
                having been paid, said articles are deemed to have
                been filed with me this    28th
                day of              March                   , 1973


                                    /s/ JOHN F.X. DAVOREN
                                    --------------------------------
                                    JOHN F.X. DAVOREN
                                    Secretary of the Commonwealth
                                    State House, Boston, Mass.




                [SEAL: A TRUE COPY ATTEST
                       /s/ William Francis Galvin
                       WILLIAM FRANCIS GALVIN
                       SECRETARY OF THE COMMONWEALTH
                       DATE: 3/11/96     CLERK            ]

                          TO BE FILLED IN BY CORPORATION


                        PHOTO COPY OF AMENDMENT TO BE SENT

                   to:   John E. Rogerson, Esq.
                         Hutchins & Wheeler
                         One Boston Place
                         Boston, Massachusetts 02108

                        THE COMMONWEALTH OF MASSACHUSETTS

                                   PAUL GUZZI
                          Secretary of the Commonwealth

                           STATE HOUSE, BOSTON, MASS.
                                      02133

                              ARTICLES OF AMENDMENT

                    General Laws, Chapter 156B, Section 72


This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B,
Section 114. Make check payable to the Commonwealth of Massachusetts.

                              -------------------

We,                            MARTIN ANNIS                     , President/ and
                               SYLVIA J. COX                        , Clerk/  of


                     AMERICAN SCIENCE AND ENGINEERING, INC.
-------------------------------------------------------------------------------
                             (Name of Corporation)

located at             955 Massachusetts Avenue, Cambridge,
          ---------------------------------------------------------------------

do hereby certify that the following amendment to the articles of organization
of the corporation was duly adopted at a meeting held on      May 17     , 1976
by vote of

1,307,887 shares of $.66 2/3 par value/Common out of 2,105,190 shares
---------           -------------------------        ----------
 outstanding;
                          (Class of Stock)

-------- xxxxxx------------------------------xxxxxx-----------xxxxxxxxxxxxxxxx
                          (Class of Stock)

-------- xxxxxx------------------------------xxxxxx-----------xxxxxxxxxxxxxxxx
                          (Class of Stock)

being at least a majority of each class outstanding and entitled to vote thereon(1):

CROSS OUT          xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
INAPPLICABLE       xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
CLAUSE             xxxxxxxxxxxxxx(2)


VOTED: That the number of shares of common stock, par value $.66 2/3 per share, which the corporation is authorized to issue shall be increased from 3,000,000 to 8,000,000 shares.





(1) For amendments adopted pursuant to Chapter 156B, Section 70.
(2) For amendments adopted pursuant to Chapter 156B, Section 71.

Note: Amendments for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets shall be on 8 1/2" wide x 11" high paper and must have a left hand margin 1 inch wide for binding. Only one side should be used.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this
                17th   day of              May       , in the year 1976.




                                          /s/ MARTIN ANNIS       President
-----------------------------------------------------------------

                                          /s/ SYLVIA COX            Clerk
--------------------------------------------------------------------

       RECEIVED
     MAY 17,1976
CORPORATION DIVISION
 SECRETARY'S OFFICE



                      THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF AMENDMENT
                   (General laws, Chapter 156B, Section 72)

        I hereby approve the within articles of amendment and, the filing fee in the amount of $2,500.00 having been paid, said articles are deemed to have been filed with me this 17th day of May, 1976.

                                                [Box: A TRUE COPY ATTEST
                                                /s/ William Francis Galvin
                                                WILLIAM FRANCIS GALVIN
                                                SECRETARY OF THE COMMONWEALTH
                                                3/11/96   CLERK
                                                -------         -------------]



                                        /s/ Paul Guzzi
                                        ------------------------------------
                                        PAUL GUZZI
                                        Secretary of the Commonwealth
                                          State House, Boston, Massachusetts



                        TO BE FILLED IN BY CORPORATION
                      PHOTO COPY OF AMENDMENT TO BE SENT
        TO:
                Broude & Hochberg
        ------------------------------------------------
                75 Federal Street
        ------------------------------------------------
                Boston, Massachusetts 02110
        ------------------------------------------------


                                                Copy Mailed MAY 21, 1976

                      THE COMMONWEALTH OF MASSACHUSETTS

                                 PAUL GUZZI

                        Secretary of the Commonwealth

                         STATE HOUSE, BOSTON, MASS.

                                    02133

                            ARTICLES OF AMENDMENT

                   General Laws, Chapter 156B, Section 72

        This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                               ---------------

      We,       Martin Annis                        , President and
                Sylvia J. Cox                          , Clerk of


                   American Science and Engineering, Inc.
                   --------------------------------------
                            (Name of Corporation)

located at   955 Massachusetts Avenue, Cambridge, Massachusetts,
             ---------------------------------------------------
do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on September 28, 1976*, by vote of

 1,714,414  shares of   common    out of   2,481,190   shares outstanding, for
-----------           -----------        -------------
                    (Class of Stock)

Item 1, and

 1,732,514  shares of   common    out of   2,481,190   shares outstanding, for
-----------           -----------        -------------
                    (Class of Stock)
Item 2

-----------           -----------        -------------
                    (Class of Stock)

     being at least

CROSS OUT               two-thirds of each class outstanding and entitled to

INAPPLICABLE            vote thereon and of each class or series of stock whose

CLAUSE                  rights are adversely effected thereby. (2)

*  as adjourned to October 19, 1976

   1    For amendments adopted pursuant to Chapter 156B, Section 70

   2    For amendments adopted pursuant to Chapter 156B, Section 71

NOTE: Amendments for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets shall be 8 1/2" wide x 11" high paper and must have a left hand margin 1 inch wide for binding. Only one side should be used.


Item 1 - VOTED:   To amend the Restated Articles of Organization adopted September 6,
         -----    1967, by striking the following clause from the sentence which appears as the third full paragraph on Continuation Page 2A of the said Articles:

                      " . . . but not to engage in a real estate business within the meaning of Section 7 of Chapter 156 of the General Law."

                  so that the said paragraph, as amended, shall read as follows:

                      "To lease, purchase or otherwise acquire and to use, hold, sell, convey, lease or otherwise dispose of any real estate".

Item 2 - VOTED:   To amend the Restated Articles of Organization adopted September 6, 1967,
         -----    by inserting as a separate paragraph at the end of Continuation Page 2L of said Articles as follows:

                      "The Corporation may be a partner or limited partner in any business enterprise which this Corporation would have the power to conduct itself."


        The foregoing amendments will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the votes adopting the amendments, a later effective date not more than thirty days after such filing, in which event the amendments will become effective on such later date.

        IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this

        21st            day of          October       ,in the year 1976.


   /s/ Martin Annis                                    President
   ------------------------

   /s/ Sylvia J. Cox                                     Clerk
   ------------------------

       RECEIVED
   OCTOBER 29, 1976
CORPORATION DIVISION
 SECRETARY'S OFFICE



                      THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)

                                                [BOX: A TRUE COPY ATTEST

                                                /s/ William Francis Galvin
                                                WILLIAM FRANCIS GALVIN
                                                SECRETARY OF THE COMMONWEALTH
                                                DATE  3/11/96  CLERK         ]
                                                      -------        --------

        I hereby approve the within articles of amendment and, the filing fee in the amount of $50.00 having been paid, said articles are deemed to have been filed with me this 29th day of October, 1976.


                                        PAUL GUZZI
                                        Secretary of the Commonwealth
                                          State House, Boston, Mass.



                        TO BE FILLED IN BY CORPORATION
                      PHOTO COPY OF AMENDMENT TO BE SENT
        to:
                Broude & Hochberg
                75 Federal Street
                Boston, Massachusetts 02110


                                                Copy Mailed

                      THE COMMONWEALTH OF MASSACHUSETTS
                                KEVIN H. WHITE
                        Secretary of the Commonwealth
                          STATE HOUSE, BOSTON, MASS.

                      RESTATED ARTICLES OF ORGANIZATION
                    General Laws, Chapter 156B, Section 74

        This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                            ---------------------

        We,     Martin Annis                    , President and
                  John E. Rogerson                      ,Clerk of

                    AMERICAN SCIENCE AND ENGINEERING, INC.
--------------------------------------------------------------------------------
                            (Name of Corporation)

located at      11 Carleton Street, Cambridge
          ----------------------------------------------------------------------
do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on September 6, 1967, by vote of

    15,143    shares of   Common      out of  16,647    shares outstanding,
--------------         ---------------      ------------
                       (Class of Stock)
              shares of               out of            shares outstanding, and
--------------         ---------------      ------------
                       (Class of Stock)
              shares of               out of            shares outstanding,
--------------         ---------------      ------------
                       (Class of Stock)
being at least two-thirds of each class outstanding and entitled to vote and of each class or series of stock adversely affected thereby:
        1.  The name by which the corporation shall be known is:
                American Science and Engineering, Inc.
        2.  The purposes for which the corporation is formed are as follows:
                See continuation page 2A.



NOTE:   Provisions for which the space provided under articles 2, 4, 5, and 6 is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Indicate under each article where the provision is set out. Continuation sheets shall be on 8 1/2" wide x 11" high paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

   3 The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

                    WITHOUT PAR VALUE               WITH PAR VALUE
                    -----------------               --------------
CLASS OF STOCK      NUMBER OF SHARES      NUMBER OF SHARES      PAR VALUE
--------------      ----------------      ----------------      ---------
Preferred               100,000                 None

Common                   None                 2,000,000         $0.66 2/3


   *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                  See Continuation Pages 2B to 2J inclusive.



   *5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

                                     None


   *6. Other lawful provision, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                       See Continuation Pages 2K and 2L

* If there are no such provisions, state "None."

                             Continuation Page 2A

        2. To acquire, hold, manage, buy and sell securities of other corporations and enterprises of every kind; to engage in research and furnish services in all fields, including without limitation, science and engineering, and to engage directly or indirectly in the development, manufacture, installation, purchase, sale or lease of machinery, appliances and devices of all kinds which may be needed to carry on such research or which may be developed or produced as a result thereof.

        To design materials and equipment for use in education or otherwise, to prepare working prototypes and detailed drawings of such materials and equipment and to manufacture, install, purchase, sell, license the use of or lease such designs or equipment; to discover, invent or acquire processes, improvements, inventions, designs, patents, patent rights, and rights and licenses, trademarks, trade names, copyrights and trade secrets applicable to any of the foregoing, and to hold, use, sell, license the use of and otherwise deal in or dispose of the same; to acquire, hold, use and dispose of, buy and sell, and on commission or otherwise deal in personal property of whatever kind and wherever situated, and rights and interests therein, including the purchase of stock and securities of the corporation; to lend money, credit or security to, to guarantee or assume the obligations of, and to aid in any other manner, other concerns wherever or however organized, any obligation of which or any interest in which is held by this corporation, or in the affairs or prosperity of which this corporation has a lawful interest.

        To lease, purchase, or otherwise acquire and to use, hold, sell, convey, lease or otherwise dispose of, any real estate, but not to engage in a real estate business within the meaning of Section 7 of Chapter 156 of the General Laws.

        In furtherance of and not in limitation of the foregoing purposes, this corporation shall have all the general powers conferred by the laws of the Commonwealth of Massachusetts and all powers necessary, desirable or incidental to carrying out its corporate powers including specifically the power to pledge or mortgage as security for borrowed money any property real or personal owned by the corporation.

                            Continuation   Page 2B

     4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

      There shall be two classes of stock, consisting of Common Stock of the par value of $0.66 2/3 per share and Preferred Stock without par value.

                               The Common Stock.
                               -----------------

      The 20,000 shares of Common Stock of $10.00 par value authorized before the adoption of these Restated Article of Organization shall be changed to 300,000 shares of Common Stock of the par value of $0.66 2/3 per share and the number of authorized shares of Common Stock shall be increased by the adoption of these Restated Articles to 2,000,000 shares of Common Stock of par value of $0.66 2/3 per share as set forth in Article 3 above, and each share of the 20,000 shares of Common Stock of $10.00 par value which the Corporation was authorized to issue before the adoption of these Restated Articles of Organization, whether issued, unissued, or held in the treasury of the Corporation, shall be changed into and become 15 shares of the Common Stock of par value $0.66 2/3. The aggregate par value of the common shares of par value $0.66 2/3 per share becoming outstanding by virtue of such change shall be the same as the aggregate amount of the capital of the corporation represented by the outstanding common shares of the par value of $10.00 per share so changed.

      Holders of shares of the Common Stock of $0.66 2/3 value shall be entitled to one vote for each share held on all questions on which shareholders are entitled to vote, and shall vote as a separate class on any matter as to which such class vote is required by the General Laws of Massachusetts or as to which such class vote may be specified in the designation of the voting rights of any series established under the class of Preferred Stock.

                          The No Par Preferred Stock.
                          ---------------------------

      (1)   Series of Preferred Stock.

      The Board of Directors shall have authority to divide the No Par Preferred Stock into series, and to determine and fix the relative rights and preferences of the shares of any series so established prior to the issuance thereof, but only with respect to:

            (a)   The rate of dividend;

            (b) The right of redemption and the price, terms and manner of redemption;

            (c)   Special and relative rights on liquidation;

                            continuation Page 2C

                (d) Sinking or purchase fund provisions;

                (e) Conversion rights, if the shares of any series are issued with the privilege of conversion;

                (f) Conditions under which the several series shall have
                    separate voting rights or no voting rights.

        Except as to the matters expressly set forth above in this Paragraph
(1), all series of the No Par Preferred Stock of the corporation, whenever designated and issued, shall have the same preferences, limitations and relative rights and shall rank equally, share ratably and be identical in all respects as to all matters.

        All shares of any one series of No Par Preferred Stock hereinabove authorized shall be alike in every particular, and each series thereof shall be distinctly designated by letter or descriptive words or figures.

        (2) Dividends.

        Before any dividends shall be paid or set apart for payment upon the Common Stock, the holders of No Par Preferred Stock shall be entitled to receive dividends at the rate per annum specified as to each series pursuant to Paragraph (1), payable quarterly upon such date as shall be specified as to each series by the Board of Directors out of the unreserved earned surplus of the corporation or out of any capital surplus legally available for the payment of such dividends, when and as declared by the Board of Directors. Such dividends shall accrue on each share of No Par Preferred Stock from the first day of the dividend period following that in which such share is issued. All dividends on No Par Preferred Stock shall be cumulative so that if the corporation shall not pay the quarterly dividend, or any part thereof, on the No Par Preferred Stock then issued and outstanding, such deficiency in the dividend on the No Par Preferred Stock shall thereafter be fully paid, but without interest, before any dividend shall be paid or set apart for payment on the Common Stock.

        Any dividend paid upon the No Par Preferred Stock at a time when any accrued dividends for any prior period are delinquent shall be expressly declared as a dividend in whole or partial payment of the accrued dividend for the earliest period for which dividends are then delinquent, and shall be so designated to each shareholder to whom payment is made.

        (3) Voting Rights.

        The holders of each series of No Par Preferred Stock shall be entitled to such number of votes per share on all questions on which shareholders are entitled to vote as specified pursuant to Paragraph

                             Continuation Page 2D

(1), with respect to that series of No Par Preferred Stock. Holders of No Par Preferred Stock, or of any series thereof, shall also have such right to vote as a separate class as is provided by the General Laws of Massachusetts and as shall be specified pursuant to Paragraph (1).

      So long as any shares of Preferred Stock shall be outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of at least two-thirds of the aggregate number of shares of Preferred Stock at the time outstanding, by an amendment to the Articles of Organization or by merger or consolidation or in any other manner,

               (i) authorize any class of stock ranking either as to payment of dividends or distribution of assets, prior to the Preferred Stock; or

               (ii) alter or change the preferences, special rights or powers given to the Preferred Stock so as to affect such class of stock adversely, but nothing herein contained shall required such a class vote or consent (1) in connection with any increase in the total number of authorized shares of Common Stock or Preferred Stock, (2) in connection with the authorization or increase of any class of stock ranking on a parity with the Preferred Stock, or (3) in connection with the fixing of any of the particulars of shares of other series of Preferred Stock that may be fixed by the Board of Directors; or

               (iii) purchase or redeem less than all of the Preferred Stock at the time outstanding unless the full dividends to which all shares of the Preferred Stock of all series then outstanding shall then be entitled shall have been paid or declared and a sum sufficient for the payment thereof set apart;

provided, however, that no such vote or written consent of the holders of the Preferred Stock shall be required if, at or prior to the time when the issuance of any such prior stock is to be made or any such change is to take effect or when any such purchase or redemption is to take effect, as the case may be, provision is made for the redemption of all shares of Preferred Stock at the time outstanding.

        (4)   Liquidation, Dissolution or Winding Up.

        In case of voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of each series of No Par Preferred Stock shall be entitled to receive out of the assets of the corporation in money or money's worth the amount specified pursuant to Paragraph (1) with respect to that series of No Par Preferred Stock, together with all accrued but unpaid dividends thereon, before any of such assets shall be paid or distributed to holders of Common Stock.

                            Continuation Page 2E

        (5) Redemption.

        The following general redemption provisions shall apply to each series of No Par Preferred Stock (hereinafter in this paragraph referred to as "Series"): On or prior to the date fixed for redemption of a particular Series as specified in the notice or redemption for said Series, the Corporation shall deposit adequate funds for such redemption, in trust for the account of holders of the Series to be redeemed, with a bank having trust powers or a trust company in good standing and having capital, surplus and undivided profits aggregating at least One Million Dollars ($1,000,000), and if the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account shall have been stated in such notice of redemption, then from and after the mailing of such notice and the making of such deposit the shares of the Series called for redemption shall no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to the corporation shall forthwith cease and terminate except only the right of the holders of such shares (a) to transfer such shares prior to the date fixed for redemption, (b) to received out of said deposit the redemption price of such shares together with accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed, and (c) if the shares of the Series were issued with the privilege of conversion into Common Stock, to convert such shares into shares of Common Stock at any time prior to the close of business on the fifth day preceding the redemption date for such shares upon surrender of the certificate or certificates representing the shares to be converted.

        Any portion of the moneys so deposited by the corporation, in respect of shares of the Series converted into Common Stock, shall be repaid to the corporation upon its request.

        Any moneys so deposited by the corporation which shall remain unclaimed by the holders of the Series called for redemption and not converted shall, at the end of six years after the date fixed for redemption, be paid to the corporation upon its request, after which repayment the holders of the shares so called for redemption shall no longer look to the said bank or trust company for the payment of the redemption price but shall look only to the corporation or to others, as may be, for the payment of any lawful claim for such moneys which holders of said shares may still have.

        (6) Conversion Rights.

        The following general conversion provisions shall apply to each Series of No Par Preferred Stock which is convertible into Common Stock (hereinafter, in this paragraph, referred to as "Series"):

                             Continuation Page 2F

                (i) All shares of Common Stock issued upon conversion shall be fully paid and non-assessable, and shall be free of all taxes, liens and charges with respect to the issue thereof except taxes payable by reason of issuance in a name other than that of the holder of the share or shares converted and except as otherwise provided by applicable provisions of the General Laws of Massachusetts.

                (ii) The number of shares of Common Stock issuable upon conversion of a particular Series at any time shall be the quotient obtained by dividing the aggregate conversion value, as herein provided, of the shares of that Series surrendered for conversion, by the conversion price per share of Common Stock then in effect for that Series as herein provided. The corporation shall not be required, however, upon any such conversion, to issue any fractional share of Common Stock, but in lieu thereof the corporation may pay to the shareholder who would otherwise by entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share at the rate of the then market value per share of Common Stock, determined in such manner as the Board of Directors of the corporation may provide.

                (iii) The basic conversion price per share of Common Stock for a particular Series, as provided for herein under the detailed descriptions of the individual Series, shall be subject to adjustment as follows:

                        (a) An increased conversion price per share of Common
                 Stock shall become effective whenever the outstanding shares of Common Stock shall be combined into a smaller number of shares. Such increased conversion price per share of Common Stock shall be computed as follows: (1) Separately, for each Series, multiply the total number of shares of Common Stock outstanding immediately prior to the decrease in the number of such shares through such combination, by the conversion price then in effect for each Series; (2) Divide each of the resulting products by the total number of shares of Common Stock outstanding immediately after such decrease in number of shares through such combination. The quotients so obtained (taken to the nearest full cent) shall thereafter, until any further change is required under the provisions of this subparagraph (6) be respectively the conversion price per share of Common Stock for each Series.

                        (b) A reduced conversion price per share of Common Stock
                 shall become effective for any Series whenever the corporation shall issue in any manner any Common Stock (other than common stock (1) issued upon conversion of the presently authorized 100,000 shares of No Par Preferred Stock, and (2) issued pursuant to any employee stock option plan) in addition to the shares of Common Stock issued and outstanding as of the effective date of the amendment to the Articles of Organization which designated such Series, without receiving therefor a consideration per

                            Continuation Page 2G

                 share at least equal to the market value per share of the Common Stock of the corporation on the date of such issue, such market value to be determined in such manner as the Board of Directors may provide. Such reduced conversion price per share of Common Stock shall be computed by multiplying the conversion price for each Series then in effect by a fraction, the numerator of which is the sum of (1) the market value per share of the Common Stock on the date of such issue multiplied by the total number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (2) the total amount of the consideration, if any, received for the issuance of such additional shares of Common Stock, and the denominator of which is the market value per share of the Common Stock on the date of such issue multiplied by the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock. The result so obtained (taken to the nearest full cent) shall thereafter, until any further change is required under the provisions of this subparagraph (6), be respectively the conversion prices per share of Common Stock for each Series.

                (iv) In the event that the corporation shall give notice of redemption of any shares of a particular Series, an adjusted conversion price shall be determined in respect only of the shares so called for redemption, in accordance with the provisions of clause (iii), except that for the purpose of such determination, Common Stock shall be deemed to have been issued in accordance with the terms of all options or rights to purchase shares of Common Stock or securities convertible into shares of Common Stock which may be outstanding immediately prior to the close of business on the final date for the conversion of the shares so called for redemption. The conversion price so determined shall be stated in the notice of redemption and have no application to any shares other than the shares so called for redemption.

                (v) For the purpose of making the computations prescribed above, the following rules shall apply:

                        (a) In determining the consideration received for the
                 issuance of any additional shares of Common Stock, no deductions shall be made for the amounts of any commissions or other expenses paid or incurred by the corporation for any underwriting or otherwise in connection with the issuance of such additional shares of Common Stock.

                        (b) In case Common Stock shall be issued by way of
                 stock dividend or in subdivision or reclassification of Common Stock outstanding prior to such issue, the excess of number of shares of Common Stock outstanding immediately thereafter over the number of shares of Common

                             Continuation Page 2H

Stock outstanding immediately prior thereto (except such shares issued as stock dividends which shall not in the aggregate during any fiscal year of the corporation exceed 5% of the Common Stock outstanding at the beginning of such fiscal year) shall be deemed to be additional shares, and the corporation shall be deemed to have received no consideration for the issuance thereof.

      (c) If the corporation issues any shares (other than shares of the presently authorized No Par Preferred Stock and options granted pursuant to any employee stock option plan) convertible into Common Stock, or any obligations so convertible, or any options or warrants to purchase or subscribe for any shares of Common Stock, and if any of such shares or obligations be converted into Common Stock or if any of such options or warrants be exercised and Common Stock be issued in connection with such exercise, the corporation shall be deemed to have received for the Common Stock issued upon such conversion or exercise an aggregate consideration equal to the consideration received by the corporation for the convertible shares or obligation so converted or for the options or warrants so exercised (before deducting any commissions or other expenses paid or incurred by the corporation for any underwriting or otherwise in connection with the issuance of the convertible shares or obligations so converted or the options or warrants so exercised) plus, in the case of the issuance of Common Stock in connection with the exercise of options or warrants, the consideration received by the corporation for the issuance of Common Stock upon such exercise; provided, however, that adjustments of the conversion price by reason of the conversion of such shares or obligations or by reason of the exercise of such options or warrants need not be made upon each such conversion or exercise but may be made from time to time under such reasonable regulations as shall be provided by the Board of Directors but at least once in each month immediately following any calendar month during which any such conversion or exercise shall occur.

      (d) If the corporation shall issue any additional shares of Common Stock, or any shares (other than shares of the presently authorized No Par Preferred Stock and options granted pursuant to any employee stock option plan) convertible into Common Stock, or any obligations so convertible, or any options or warrants to purchase or subscribe for any shares of Common Stock, for a consideration other than cash, the amount of the consideration received therefor by the corporation shall be deemed to be the fair value of such consideration, which shall be determined by the Board of Directors at or before the time or issuance of such shares or obligations.

                             Continuation Page 2I

                (vi) If the corporation shall be consolidated with or merged into, or sell or dispose of all or substantially all of its property and assets, to any other corporation, proper provisions shall be made as part of the terms of such consolidation, merger or sale that the holder of any shares of a particular Series at the time outstanding shall thereafter be entitled to such conversion rights with respect to securities and other assets of the corporation resulting from such consolidation, merger or sale as shall be substantially equivalent to the conversion rights herein granted.

                (vii) Except as provided in clauses (iii) and (iv) of this subparagraph (6), the corporation shall not in any manner dilute, impair or change the conversion rights of any Series without making adequate provisions for an adjustment of the conversion rights of such Series.

                (viii) No adjustment with respect to dividends upon any Series or with respect to dividends upon Common Stock, shall be made in connection with any conversion.

                (ix) Whenever there is an issue of additional shares of Common Stock of the corporation requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a Series, the corporation shall file with its transfer agent or agents and at its principal office in Cambridge, Massachusetts, a statement signed by the President or a Vice-President and by the Treasurer or Assistant Treasurer of the corporation, describing specifically such issue of additional shares of Common Stock or such other event (and, in the case of a consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever there are issued by the corporation any options or rights to purchase shares of Common Stock or securities convertible into shares of Common Stock, the corporation shall also file in like manner a statement describing the same and the consideration receivable by the corporation therefrom. The statement so filed shall be open to inspection by any holder of record of shares of any Series.

                (x) The corporation shall at all times have authorized and shall at all times reserve and set aside a sufficient number of duly authorized shares of Common Stock for the conversion of all Stock of all Series then outstanding. Upon or prior to the occurrence of any event which may give rise to a change in the conversion price per share of Common Stock, the corporation shall make adequate provision so that shares of Common Stock thereafter issued on conversion of shares of each Series shall be validly issued, fully paid and non-assessable; and the corporation shall make appropriate provisions

                            Continuation Page 2J

        so that any issue of Common Stock or of any other class of shares of the corporation as a dividend on, or in subdivision or reclassification of, Common Stock, shall be made applicable to shares of Common Stock held for conversion of each Series at the time such shares of Common Stock shall be issued upon such conversion.

                             Dividend Preference
                             -------------------

        All shares of No Par Preferred Stock shall rank equally and shall share ratably, in proportion to the rate of dividend fixed hereunder in respect to each such share, in all dividends paid or set aside for payment for any dividend period or part thereof upon any such shares.

                           Liquidation Preference
                           ----------------------

        In case of the voluntary or involuntary liquidation, dissolution, or winding up of the corporation, if the assets of the corporation shall be insufficient to pay the holders of all the No Par Preferred Stock then outstanding the entire amounts to which they may be entitled, the holders of each outstanding series of the No Par Preferred Stock shall share ratably in such assets in proportion to the respective liquidation prices.

                                                                             2K

6. Other lawful provisions for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

      No Director or officer shall be disqualified by his office from dealing or contracting as vendor, purchaser or otherwise, whether in his individual capacity or through any other corporation, trust, association or firm in which he is interested as stockholder, director, trustee, partner or otherwise, with the corporation or any corporation, trust, association or firm in which the corporation shall be a stockholder or otherwise interested or which shall hold stock or be otherwise interested in the corporation, nor shall any such dealing or contract be avoided, nor shall any Director or officer so dealing or contracting be liable to account for any profit or benefit realized through any such dealing or contract to the corporation or to any stockholder or creditor thereof because of the fiduciary relationship established by reason of his holding such Directorship or office. Such Director or officer shall, however, disclose the nature of any such interest then existing, though not necessarily the details or extent thereof, to the Board of Directors before any action is taken by the Board authorizing such dealing or contract, or if any such interest shall later arise, within a reasonable time thereafter. A general notice that a Director or officer is a Director, stockholder, officer, trustee or partner of, or otherwise interested in, any specified corporation, trust, association or firm and is to be regarded as interested in all transaction therewith shall be a sufficient disclosure under this paragraph. No Director shall vote as a Director on any such dealing or contract, and if he does so vote his vote shall not be counted but shall not render such dealing or contract voidable, except that a Director may vote on any contract or agreement by the corporation to idemnify him, and except also that such prohibition against voting may at any time be suspended or relaxed by the stockholders at a meeting called for the purpose.

      No stockholder shall be disqualified from dealing or contracting as vendor, purchaser or otherwise, either in his individual capacity or through any other corporation, trust, association or firm in which he is interested as stockholder, director, trustee, partner or otherwise, with

                                                                            2L

the corporation or any corporation, trust, association or firm in which the corporation shall be a stockholder or otherwise interested or which shall hold stock or be otherwise interested in the corporation, nor shall any such dealing or contract be avoided, nor shall any stockholder so dealing or contracting be liable to account for any profit or benefit realized through any such contract or dealing to the corporation or to any stockholder or creditor thereof by reason of such stockholder holding stock in the corporation to any amount, nor shall any fiduciary relationship be deemed to be established by such stockholding.

        Meetings of the stockholders of the corporation may be held at any place within the United States.

Articles of organization of the corporation as heretofore amended, except amendments to the following articles 2, 3, 4, 5, and 6.
                                     -------------------------------------

(* If there are no such amendments, state "None".)





IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this

                    6th   day of   September    in the year 1967

                     /s/ Martin Annis                          President
--------------------------------------------------------------

                     /s/ John E. Rogerson                      Clerk
--------------------------------------------------------------

   [stamp: RECEIVED
     SEP-7 1967
CORPORATION DIVISION
 SECRETARY'S OFFICE]


                      THE COMMONWEALTH OF MASSACHUSETTS

                      RESTATED ARTICLES OF ORGANIZATION
                   (General Laws, Chapter 156B, Section 74)

                       I hereby approve the within restated articles
                   of organization and, the filing fee in the amount of $2,050.00 having been paid, said articles are deemed to have been filed with me this 7th day of September, 1967

                              /s/ Kevin H. White


 [box: A TRUE COPY ATTEST                               KEVIN H. WHITE

/s/ Michael Joseph Connolly                       Secretary of the Commonwealth

MICHAEL JOSEPH CONNOLLY                             State House, Boston, Mass.
  SECRETARY OF STATE
DATE 2/28/85 CLERK ghm]
     -------       ---

                             Anthony J. Medaglia

                              Hutchins & Wheeler

                              294 Washington St.

                                    Boston